UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

August 19, 2013 (July 26, 2013)

Golf Rounds.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10093	22-3664872
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Village Parkway, Building 2, Marietta, GA	30067
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 951-0984

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On July26, 2013, Golf Rounds.com, Inc. (the “Company”) entered into a Reorganization Agreement with PH Squared LLC dba PharmHouse Pharmacies, a Texas limited liability company (PharmHouse”), pursuant to which the Company will acquire PharmHouse in consideration for 3,600,000 shares of common stock of the Company to be delivered to PharmHouseat closing.  At closing, principals of PharmHouse will be elected to the board of directors of the Company and the name of the Company will be changed.  There are numerous conditions precedent to closing the proposed acquisition including completion of a 1 for 14.62 reverse stock split, the completion of audited financial statements, elimination of certain outstanding indebtedness, completion of due diligence and other conditions.  The foregoing is qualified by the precise terms of the Reorganization Agreement which is attached hereto as an exhibit.

Item 9.01.  Financial Statements and Exhibits

The following exhibits are filed herewith:

No.

Description

10.1

Reorganization Agreement dated as of July 26, 2013 by and between Golf Rounds.com, Inc. and PH Squared LLC dba PharmHouse Pharmacy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLF ROUNDS.COM, INC.

(Registrant)

Dated: August 19, 2013

By:  \s\ Robert H. Donehew

Robert H. Donehew

President